Exhibit 99.1

CDC Software Completes Acquisition of Pivotal

Hong Kong and Vancouver February 25, 2004 CDC Software Corporation (“CDC Software”), a software unit of chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) today announced that it has completed the acquisition of Pivotal Corporation (“Pivotal”) (Nasdaq: PVTL; TSX: PVT) following (a) the affirmative vote by Pivotal shareholders and optionholders on February 23, 2004 in favor of the proposed arrangement (the “Arrangement”) under Section 252 of the Company Act (British Columbia) involving Pivotal, Pivotal shareholders and optionholders and CDC Software, (b) the issuance of a final order approving the Arrangement by the Supreme Court of British Columbia following an application made on February 24, 2004 and (c) the satisfaction of all other conditions on February 25, 2004. As a result, CDC Software has purchased approximately 27.0 million shares, or 100% of the outstanding shares of Pivotal, in consideration of US$35.9 million in cash and US$20.7 million in chinadotcom shares at an issue price of US$11.22 per share, reflecting the 10 day average trading price through February 23, 2004. The company will issue 1,846,429 of chinadotcom’s common shares resulting in an approximate 2% increase in chinadotcom’s common shares outstanding to approximately 103.4 million. chinadotcom is a leading integrated enterprise software and mobile applications company in China and internationally.

“The acquisition of Pivotal marks a milestone in the history of chinadotcom. Pivotal’s leading market position in the CRM (customer relationship management) industry and its broad suite of marketing, sales, service and partner management capabilities will complement our existing software product offerings. In addition, Pivotal’s seasoned management team, with its in-depth market knowledge and experience in the software sector, will further strengthen the competence of our software team globally,” commented Peter Yip, CEO of chinadotcom corporation.

Bo Manning, CEO of Pivotal Corporation, said, “We are excited about the closing of the acquisition. In addition to the financing provided by chinadotcom for our further expansion in product and business development, we believe the combination of the two companies will allow us to increase our scale, enhance our products and services, and broaden our geographic reach by leveraging the chinadotcom group’s software development capabilities and its global distribution platform, which is particularly strong in the fast growing China market.”

Highlights of the transaction:

•	Pivotal’s broad suite of marketing, sales, service and partner management capabilities will complement CDC Software’s existing Enterprise Resources Planning (“ERP”), Supply Chain Management (“SCM”) and Human Resources and Payroll (“HRP”) product offerings, which currently have limited CRM functionality.

•	Pivotal adds an additional 1,700 customers to chinadotcom’s customer-base which totals 3,200 accounts worldwide (inclusive of chinadotcom’s pending acquisition of Ross). This large, global customer base provides a solid platform for cross-selling synergies within the group.

•	The transaction further expands Pivotal’s Asian business by leveraging CDC Software’s established distribution capability, and augments Pivotal’s offshore capabilities in India by providing access to chinadotcom’s cost-effective India and China-based offshore resources.

•	As part of CDC Software, Pivotal will continue to broaden and enhance its CRM products and services as well as build integration with other CDC Software products.

•	After the completion of the transaction, the Pivotal management team will continue to focus on execution of the company’s strategy and operations.

As previously announced, under the Arrangement, Pivotal shareholders who deposited their shares were entitled to elect to receive, in respect of each common share deposited, either:

(a)	US$2.14 comprised of: (i) a cash payment of US$1.00; plus (ii) US$1.14 of chinadotcom shares (the “Cash and Share Option”); or

(b)	a cash payment of US$2.00 (the “Cash Option”).

Pursuant to the terms of the Arrangement, Pivotal shareholders who have not specifically indicated an election for the Cash and Share Option are deemed to have elected the Cash Option.

Under the terms of the Arrangement, payment for deposited shares will be made by the depositary (CIBC Mellon) as soon as reasonably practicable. The depositary will forward to former Pivotal shareholders the consideration to which they are entitled under the Arrangement once proper tender of each shareholder’s Pivotal shares has been made and verified to have been made, and this process is expected to be completed by March 5, 2004 although there is no assurance that each Pivotal shareholder will receive their consideration by this time.

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About chinadotcom corporation and CDC Software

chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company focused on China and internationally. The company has over 1,000 employees with operations in over 14 countries.

CDC Software, a wholly owned subsidiary, is focused on providing Enterprise Resource Planning (“ERP”) software and solutions in China, as well as internationally. Recently it completed the acquisition of a controlling stake in Industri-Matematik International (“IMI”), an international provider of mission critical SCM software for multinationals and large enterprises, based in New Jersey, U.S. with key operations in the U.S and Europe. It also owns Executive Suite, a sophisticated Business Intelligence (“BI”) tool with advanced financial analytics functionality based on Microsoft technology, and has invested in CIP Software, a European-based software company with exclusive distribution rights for Executive Suite in Europe, the Middle East and Africa. In addition, the company has established strategic partnerships with leading international software vendors to localize and resell their software products throughout the Asia Pacific region. It currently has over 1,000 customer site installations and 600 enterprise customers in China and internationally. The company recently announced the intention to acquire Ross Systems, Inc. (“Ross”), a NASDAQ-listed global provider of enterprise software for process manufacturers based in Atlanta, Georgia, U.S. with significant subsidiary operations in Western Europe. The acquisition of Ross is subject to Ross’

shareholder approval and certain regulatory approvals. On February 25, 2004, the company completed the acquisition of Pivotal Corporation, a NASDAQ-listed Customer Relationship Management company with clients worldwide based in Vancouver, Canada.

CDC Outsourcing, a wholly owned subsidiary, aims to take advantage of the global trend of companies looking to outsource to China by positioning its CMM (Capability Maturity Model) Level 3 certified Software Development Center’s capabilities as an outsourcing conduit for economical, high-quality software development for the large customer base of our acquired companies. Its current outsourcing capability includes operations in the United Kingdom, Australia, and the US, with some 350 consultants, complemented by a partnership with vMoksha in India with over 500 more outsourcing staff servicing software companies internationally.

For more information about chinadotcom corporation, CDC Software and CDC Outsourcing, please visit the website http://www.corp.china.com.

About Pivotal Corporation

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises — a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,700 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Premera Blue Cross, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

Safe Harbor Statements

This communication is not a solicitation of a proxy from any security holder of Pivotal. Nor is this communication an offer to purchase nor a solicitation of an offer to sell securities. Any offer will be made only through an exchange offer statement, information circular, proxy statement or similar document. Investors and security holders are strongly advised to read such document regarding the proposed all-cash or cash-and-stock transaction referred to in this communication, if and when such document is filed and becomes available, because it will contain important information. Any such document would be filed by chinadotcom with the United States Securities and Exchange Commission (“SEC”). Investors and security holders may obtain a free copy of such document (if and when filed and available) and other relevant documents related to the proposed all-cash or cash-and-stock transaction on the SEC’s web site at: <www.sec.gov>. Any such document and related materials may also be obtained for free by directing such requests to chinadotcom at the contact details set forth below. chinadotcom and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Pivotal security holders in favor of the proposed transaction, should chinadotcom solicit such proxies. Information regarding the security ownership and other interests of chinadotcom’s executive officers and directors will be in included in any such exchange offer statement, information circular, proxy statement or similar document.

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on chinadotcom management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to chinadotcom as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect chinadotcom’s results of operations is detailed in its filings or submissions with the SEC, including the Annual Report for the year ended December 31, 2002 on Form 20-F/A filed on January 20, 2004 and the Form 6-K submitted on February 12, 2004 which contain revised and updated sections of the Form 20-F/A.

For further information, please contact:

chinadotcom Media Relations

Jane Cheng, Public Relations Manager
Tel : (852) 2961 2750
Fax : (852) 2571 0410
e-mail : jane.cheng@hk.china.com

chinadotcom Investor Relations

Craig Celek, US, VP, Investor Relations
Tel : 1(212) 661 2160
Fax : 1(973) 591 9976
e-mail : craig.celek@hk.china.com

Pivotal Media Relations

Leslie Castellani, Director, Corporate Communications
Tel : 1(604) 699 8151
Fax : 1 (604) 699 8001
e-mail : lcastellani@pivotal.com

Pivotal Investor Relations

Divesh Sisodraker, Chief Financial Officer
Tel : 1(604) 699 8000
Fax : 1 (604) 699 8001
e-mail : dsisodraker@pivotal.com